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                                                                    Exhibit 8(n)

                 AMENDMENT NO. 1 TO CUSTODIAN SERVICES AGREEMENT

         This Amendment, dated August 8, 1995, is entered into between THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Fund"), and PNC Bank, National Association (formerly Provident National Bank), a national banking association ("PNC Bank").

         WHEREAS, the Fund and PNC Bank have entered into a Custodian Services Agreement dated as of April 8, 1991 (the "Agreement"), pursuant to which the Fund appointed PNC Bank to provide custodian services to its investment portfolios listed on Schedule A to the Agreement; and

         WHEREAS, the Fund and PNC Bank desire to amend the Agreement and remove the limitation on the duration of the Agreement.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. All references in the Agreement to "Provident National Bank" are hereby revised to read "PNC Bank, National Association" and references to "Provident" are revised to read "PNC Bank."

         2. Paragraph 15 is hereby deleted and replaced with the following:
Duration and Termination. This Agreement shall continue unless terminated by the Fund or by PNC Bank for "cause" (as defined below) on sixty (60) days prior written notice to the other party. For purposes of this Agreement, "cause" shall mean any circumstances which materially impair the ability of either party to this Agreement to perform all of its duties and obligations hereunder. In the event this Agreement is terminated



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(pending appointment of a successor to PNC Bank or vote of the shareholders of a
Portfolio of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the applicable Portfolio to the Portfolio or the Fund. It may deliver them to a bank or trust company of PNC Bank's, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for such Portfolio of the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in such Portfolio's possession as security for the payment of such fees, compensation, costs and expenses.

         3. Any defined terms not defined herein shall have the same meaning as given in the Agreement.

         4. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.


                                    THE CHARLES SCHWAB FAMILY OF FUNDS


                                    By:       /s/ William J. Klipp
                                        ---------------------------------------
                                              William J. Klipp
                                    Title:    Chief Operating Officer


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:       /s/ Joseph T. Gramlich
                                        ---------------------------------------
                                              Joseph T. Gramlich
                                    Title:    Vice President



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                 AMENDMENT NO. 2 TO CUSTODIAN SERVICES AGREEMENT

         This Amendment, dated February 5, 1996, is entered into between THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Fund"), and PNC BANK, NATIONAL ASSOCIATION (formerly Provident National Bank), a national banking association ("PNC Bank").

         WHEREAS, the Fund and PNC Bank have entered into a Custodian Services Agreement dated as of April 8, 1991 (the "Agreement"), and amended as of August 8, 1995, pursuant to which the Fund appointed PNC Bank to provide custodian services to its investment portfolios listed on Schedule A to the Agreement; and

         WHEREAS, the Fund and PNC Bank desire to amend the Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Paragraph 15 is hereby deleted and replaced with the following:
Duration and Termination. This Agreement shall continue in full force and effect unless terminated as hereinafter provided or amended at any time by mutual, written agreement of the parties hereto. This Agreement may be terminated by either party by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other party, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of any Portfolio of the Fund to dissolve or to function without a custodian of its cash, securities



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or other property), PNC Bank shall not deliver cash, securities or other property of the applicable Portfolio to the Portfolio or the Fund. It may deliver them to a bank or trust company of PNC Bank's, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for such Portfolio to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in such Portfolio's possession as security for the payment of such fees, compensation, costs and expenses.

         2. Any defined terms not defined herein shall have the same meaning as given in the Agreement.

         3. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.


                                    THE CHARLES SCHWAB FAMILY OF FUNDS


                                    By:     /s/ William J. Klipp
                                        --------------------------------------
                                            William J. Klipp
                                    Title:  Senior Vice President and
                                            Chief Operating Officer


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:     /s/ Robert J. Perlsweig
                                        --------------------------------------
                                            Robert J. Perlsweig
                                    Title:  Senior Vice President